Exhibit 99.1

Inphi Corporation Announces Third Quarter 2012 Results

SANTA CLARA, Calif., November 1, 2012 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed mixed signal semiconductor solutions for the communications and computing markets, today announced financial results for its third quarter ended September 30, 2012.

Revenue for the third quarter of 2012 was $24.8 million, up 50% from $16.5 million reported for the third quarter of 2011. This was also up 6% sequentially compared to $23.3 million reported for the second quarter of 2012.

Gross margin under U.S. generally accepted accounting principles (GAAP) for the third quarter of 2012 was 64.7% of revenue, compared with 64.3% of revenue for the second quarter of 2012 and 60.1% of revenue for the third quarter of 2011.

GAAP net loss for the third quarter of 2012 was $1.1 million, or ($0.04) per diluted common share, compared with a GAAP net loss of $1.6 million or ($0.06) per diluted common share for the second quarter of 2012 and a GAAP net loss of $2.6 million, or ($0.10) per diluted common share, for the third quarter of 2011.

Inphi reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP gross margin, net income, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Gross margin on a non-GAAP basis for the third quarter of 2012 was 65.6% of revenue, compared with 65.1% for the second quarter of 2012 and 65.2% of revenue for the third quarter of 2011.

Non-GAAP net income for the third quarter of 2012 was $1.5 million, or $0.05 per diluted common share. This compared with non-GAAP net income of $1.5 million or $0.05 per diluted common share for the second quarter of 2012 and non-GAAP net income of $0.2 million, or $0.01 per diluted share, for the third quarter of 2011.

“Inphi delivered a record $24.8 million in revenue for the third quarter,” said Ford Tamer, President and CEO of Inphi. “In spite of the near-term market weakness, our latest technologies are building important design wins with key customers and we remain optimistic about the company’s continued prospects for growth.”

Press Release Highlights

•	September 12, 2012—Inphi Unveiled Industry’s First Production Ready 100G Platform Solutions at European Conference on Optical Communication (ECOC) 2012

•	September 11, 2012—Inphi Announced World’s First Production Ready 100G CMOS PHY/SerDes Gearbox

•	September 11, 2012—Inphi Announced Production Availability of Industry Leading TIA/LIA for Next-Generation 100G Networks

•	September 10, 2012—Latest Virtualization Benchmark Demonstrated Inphi-enabled LRDIMMs Boosting Performance up to 275% in Real-World eCommerce Applications

•	September 10, 2012—Inphi Named Charlie Roach as Vice President of Worldwide Sales

•	September 10, 2012—Inphi Showcased iMB-Enabled LRDIMM Technology at Intel Developer Forum (IDF) 2012

•	August 21, 2012—Inphi Partnered with Samsung Semiconductor to Showcase LRDIMM Technology at VMworld 2012

Nine Months 2012 Results

For the nine months ended September 30, 2012, revenue was $68.3 million, compared with $62.0 million for the nine months ended September 30, 2011. GAAP net loss for the nine months ended September 30, 2012 was $4.1 million, or ($0.15) per diluted share, on approximately 28.3 million diluted weighted average common shares outstanding. This compared with GAAP net income of $2.2 million, or $0.08 per diluted share, on approximately 29.4 million diluted weighted average common shares outstanding for the nine months ended September 30, 2011.

Non-GAAP net income for the nine months ended September 30, 2012 was $4.0 million, or $0.14 per diluted weighted average common share outstanding. This compared with non-GAAP net income of $7.0 million for the nine months ended September 30, 2011, or $0.24 per diluted weighted average common share outstanding.

Business Outlook

The following statements are based on our current expectations for the fourth quarter of 2012. These statements are forward-looking and actual results may differ materially.

•	Based on a slowing macroeconomic environment for Server markets, we expect our revenues to be down 3%—12% for Q4 2012, resulting in $22.9 million at the midpoint-plus or minus $1 million.

•

GAAP net loss, which includes non-cash stock based compensation expense, is expected to be a loss of $1.3 million to $2.3 million, or ($0.04) to ($0.08) per diluted common share on an estimated 30 million fully diluted common shares.

•	Non-GAAP net income, excluding stock-based compensation expense, is expected to be between $0.1 million and $1.1 million, or $0.00—$0.04 per diluted common share.

Quarterly Conference Call Today

Inphi plans to hold a conference call at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time today with Ford Tamer, President and Chief Executive Officer, and John Edmunds, Chief Financial Officer, to discuss third quarter of 2012 results.

The call can be accessed by dialing (866) 788-0545; international callers should dial (857) 350-1683, participant passcode: 38891315. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed mixed signal semiconductor solutions for the communications and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next- generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

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Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the third quarter of 2012 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: our business outlook and current expectations for the fourth quarter of 2012, including our revenue, gross margin, stock-based compensation expense, operating performance, net income, earnings per share; expectations of our growth; expectations of economic trends and macroeconomic conditions; benefits of using non-GAAP financial measures; benefits of our products; and our operating prospects. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2011, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue	$24,762	$16,482	$68,271	$61,987
Cost of revenue	8,734	6,573	24,490	22,418

Gross margin	16,028	9,909	43,781	39,569

Operating expenses:
Research and development	10,500	6,951	29,072	20,612
Sales and marketing	3,079	3,886	10,347	9,605
General and administrative	3,263	2,570	9,630	6,989

Total operating expenses	16,842	13,407	49,049	37,206

Income (loss) from operations	(814)	(3,498)	(5,268)	2,363
Other income	230	142	678	273

Income (loss) before income taxes	(584)	(3,356)	(4,590)	2,636
Provision (benefit) for income taxes	471	(725)	(453)	424

Net income (loss)	$(1,055)	$(2,631)	$(4,137)	$2,212

Earnings per share:
Basic	$(0.04)	$(0.10)	$(0.15)	$0.08

Diluted	$(0.04)	$(0.10)	$(0.15)	$0.08

Weighted-average shares used in computing earnings per share:
Basic	28,491,789	27,477,137	28,284,612	26,471,544
Diluted	28,491,789	27,477,137	28,284,612	29,365,902

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$210	$66	$529	$226
Research and development	1,721	851	4,368	2,196
Sales and marketing	490	584	2,034	1,382
General and administrative	988	490	2,406	1,130

	$3,409	$1,991	$9,337	$4,934

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$31,651	$29,696
Short-term investments in marketable securities	91,062	89,283
Accounts receivable, net	12,864	9,358
Inventories	4,618	5,716
Deferred tax assets and other current assets	7,669	6,032

Total current assets	147,864	140,085

Property and equipment, net	12,351	9,566
Goodwill	5,875	5,875
Deferred tax assets and other assets	18,162	17,102

Total assets	$184,252	$172,628

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$5,301	$5,016
Accrued expenses and other current liabilities	4,642	3,745
Deferred revenue	2,409	1,929

Total current liabilities	12,352	10,690

Other liabilities	3,629	3,534

Total liabilities	15,981	14,224

Stockholders’ equity:
Common Stock	29	28
Additional paid-in capital	204,005	190,314
Accumulated deficit	(36,850)	(32,713)
Accumulated other comprehensive income	1,087	775

Total stockholders’ equity	168,271	158,404

Total liabilities and stockholders’ equity	$184,252	$172,628

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

To supplement the audited financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, certain warranty, legal costs and other claims and restructuring charges of its Taiwan subsidiary. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations; non-GAAP financial information excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP and are not an alternative to GAAP financial information; these measurements may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
GAAP net income (loss)	$(1,055)		$(2,631)		$(4,137)		$2,212
Adjusting items to GAAP net income (loss):
Operating expenses related to stock-based compensation expense, net of tax effect	1,688	(a)	1,173	(a)	5,789	(a)	3,183	(a)
Adjustment to revenue as a result of warranty claim	—		—		465	(b)	—
Legal expense and accrual of provisional costs	108	(c)	—		608	(c)	—
Taiwan restructuring charges	—		1,646	(d)	—		1,646	(d)
Delta in interim period tax allocation from GAAP to non-GAAP	766	(e)	—		1,291	(e)	—

Non-GAAP net income	$1,507		$188		$4,016		$7,041

Shares used in computing non-GAAP basic earnings per share	28,491,789		27,477,137		28,284,612		26,471,544

Shares used in computing non-GAAP diluted earnings per share	29,844,119		29,316,086		29,733,829		29,365,902

Non-GAAP earnings per share:
Basic	$0.05		$0.01		$0.14		$0.27

Diluted	$0.05		$0.01		$0.14		$0.24

GAAP gross margin as a % of revenue	64.7%		60.1%		64.1%		63.8%
Stock-based compensation:
Cost of revenue	0.9%		0.4%		0.8%		0.4%
Restructuring charges	—		4.7%		—		1.3%
Adjustment to revenue as a result of warranty claim	—		—		0.4%		—

Non-GAAP gross margin as a % of revenue	65.6%		65.2%		65.3%		65.5%

(a)	Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)	Reflects reduction in revenue as a result of warranty claim of a customer. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)	Reflects legal expense and accrual of provisional costs with regard to employment and other related claims, net of insurance reimbursement. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)	During the third quarter of 2011, the Company decided to discontinue the sale of acquired legacy products in Taiwan. The restructuring expenses were reflected in the statements of operations for the three and nine months ended September 30, 2011 as follows:

Cost of goods sold	$782
Operating expenses:
Research and development	187
Sales and marketing	671
General and administrative	6

Total	$1,646

The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)	Reflects the delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -FOURTH QUARTER 2012 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending December 31, 2012
	High	Low
Estimated GAAP net income (loss)	$(1,300)	$(2,300)
Adjusting items to estimated GAAP net income (loss):
Operating expenses related to stock-based compensation expense	3,400	3,400
Tax effect of stock-based compensation expense	(1,000)	(1,000)

Estimated non-GAAP net income	$1,100	$100

Shares used in computing estimated non-GAAP diluted earnings per share	30,000,000	30,000,000

Estimated non-GAAP diluted earnings per share	$0.04	$0.00